BISYS FUND SERVICES CODE OF ETHICS -TRANSACTION/NEW ACCOUNT REPORT
            EXHIBIT F

                I hereby certify that, (1) the Covered Securities described below were purchased or sold on the date(s) indicated in reliance upon public information; or (2) I have listed below the account number(s) for any new account(s) opened in which Covered Securities are or will be held, and I have attached a copy of my letter of instruction to the institution maintaining such account to provide the Code Compliance Officer with duplicate trade confirmations and account statements.

COVERED SECURITIES AND/OR MUTUAL FUND PORTFOLIOS PURCHASED/ACQUIRED OR SOLD/DISPOSED

Security Description (Symbol/CUSIP)	Trade Date	Number of Shares	Per Share Price	Principal Amount (for debt security)	Interest Rate (If Applicable)	Maturity Rate (If Applicable)	Name of Broker, Dealer, Transfer Agent or Bank (and Account Number and Date Established, If New)	Bought (B) or Sold (S)

________	_____	_______	______	________	_______	________	__________________	______________

________	_____	_______	______	________	_______	________	__________________	______________

________	_____	_______	______	________	_______	________	__________________	______________

________	_____	_______	______	________	_______	________	__________________	______________

________	_____	_______	______	________	_______	________	__________________	______________

________	_____	_______	______	________	_______	________	__________________	______________

________	_____	_______	______	________	_______	________	__________________	______________

________	_____	_______	______	________	_______	________	__________________	______________

                This Transaction/New Account Report is not an admission that you have or had any direct or indirect beneficial ownership in the Covered Securities listed above.

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Print or Type Name

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Signature	Date

F-1